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Exhibit 10.8

VETERINARY PET SERVICES, INC.
1996 INCENTIVE STOCK OPTION PLAN

AGREEMENT

        THIS AGREEMENT made this                        , by and between VETERINARY PET SERVICES, INC., a California corporation, hereinafter called the "COMPANY," and [1], hereinafter called "EMPLOYEE."

        WHEREAS, the Board of Directors of the COMPANY has determined that it is to the advantage and interest of the COMPANY and its stockholders to grant the option provided for herein to EMPLOYEE as an inducement to remain in the employ of the COMPANY or its subsidiary corporations, and as an incentive for increased effort during such service, and has adopted this 1996 Incentive Stock Option Plan for the benefit of EMPLOYEE.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

        1.    Grant of Option.    The Company grants to EMPLOYEE the right and option to purchase from the COMPANY, on the terms and conditions hereinafter set forth, all or any part of an aggregate of [2] shares of the authorized common stock of the COMPANY, at the purchase price of $            per share (being not less than the fair market value per share of said stock on the date hereof) as EMPLOYEE may from time to time elect, exercisable on or after                        and including                        (the latter date hereinafter referred to as the "terminal date"), all in accordance with the schedule attached hereto and marked Exhibit "A." No partial exercise of such option may be for less than 200 full shares, unless the number purchased is the total number at the time purchasable under the option. In no event shall the COMPANY be required to transfer fractional shares to EMPLOYEE.

        2.    Method of Exercise.    The option granted hereunder shall be exercisable, from time to time, as hereinabove provided, by the payment in cash or by check to the COMPANY of the purchase price of the shares which EMPLOYEE shall then elect to purchase. The COMPANY shall not be required to transfer or deliver any certificate or certificates for the shares purchased upon exercise of the option granted hereunder until (a) compliance with all then applicable requirements of law; and (b) admission of such shares for trading privileges on any stock exchange on which the stock may then be listed.

        3.    Termination of Option.    The option and all rights granted hereunder to the extent such rights shall not have been exercised, shall terminate and become null and void on the terminal date or sooner if EMPLOYEE ceases to be in the continuous employ of the COMPANY (whether by resignation, retirement, dismissal, or otherwise), except that: (a) in the event of termination of such employment for any reason other than the permanent disability of EMPLOYEE, as defined in Section 22(e)(3) of the Internal Revenue Code, as amended and as presently in effect (the "Code"), EMPLOYEE may at any time within a period of three months thereafter exercise the option granted hereunder to the extent such option was exercisable by him on the date of the termination of such employment; and (b) in the event of the permanent disability of EMPLOYEE while in the employ of the COMPANY, the option granted hereunder, to the extent that EMPLOYEE was entitled to exercise such option on the date of his disability, may be exercised within one year after such termination as a result of disability by EMPLOYEE or the person or persons to whom EMPLOYEE's rights under the option granted hereby shall pass by will or by the applicable laws of descent and distribution. Notwithstanding anything herein to the contrary, however, the option and all rights herein granted shall in all events terminate and become null and void five years from the date of this Agreement.

        4.    Limitation Upon Transfer.    During the lifetime of EMPLOYEE, the option and all rights granted hereunder shall be exercisable only by EMPLOYEE, and except as in paragraph 3 otherwise provided, the option and all rights granted hereunder shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

        5.    Condition of Employment.    In order to be entitled to exercise the option granted hereunder as to the first increment of shares as shown in Exhibit "A," EMPLOYEE must remain in the continuous employ of the COMPANY for the period of at least six months from the date hereof.

        6.    Stock as Investment.    By accepting this option, the EMPLOYEE acknowledges for himself, his heirs and legatees, that any and all shares purchased hereunder shall be acquired for investment and not for distribution, and upon the transfer of any or all of the shares subject to the option granted hereunder, the EMPLOYEE, or his heirs or legatees receiving such shares, shall deliver to the COMPANY a representation in writing that such shares are being acquired in good faith for investment and not for distribution. The EMPLOYEE shall not dispose (whether by sale, exchange, gift or any other transfer) of any shares of stock acquired pursuant to the exercise of the option granted hereunder, within two years after the grant of this option or one year after the transfer of such shares to him upon his exercise of such option. EMPLOYEE further recognizes that any disposition (whether a sale, exchange, gift or any other transfer) of any shares of stock prior to the aforementioned periods will not only be a breach of this Agreement, but will also disqualify the option as a incentive stock option under Section 422A of the Code.

        7.    Reclassification, Consolidation, or Merger.    In the event of any change in the common stock of the COMPANY subject to the option granted hereunder, through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or other change in the corporate structure, appropriate adjustment shall be made by the COMPANY in the number of shares subject to such option and the price per share; provided, however, that in accordance with the provisions of Section 425(a) of the Code, a new option may be substituted for the option granted hereunder or such option may be assumed by an employer corporation, or a parent or subsidiary of such corporation, in connection with any transaction to which such Section is applicable. Upon the dissolution or liquidation of the COMPANY other than in connection with a transaction to which such Section is applicable, the option granted hereunder shall terminate and become null and void, but EMPLOYEE shall have the right immediately prior to such dissolution or liquidation to exercise the option granted hereunder to the full extent not before exercised.

        8.    Right as Stockholder.    Neither EMPLOYEE nor his executors, administrators, heirs or legatees, shall be or have any rights or privileges of a stock holder of the COMPANY in respect of the shares transferable upon exercise of the option granted hereunder, unless and until certificates representing such shares shall have been endorsed, transferred and delivered and the transferee has caused his name to be entered as the stockholder of record on the books of the COMPANY.

        9.    Notices.    Any notice to be given under the terms of this Agreement shall be addressed to the COMPANY in care of its Secretary at the corporate headquarters of the COMPANY, and any notice to be given to EMPLOYEE shall be addressed to him at such place as EMPLOYEE may hereafter designate in writing. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as herein required, certified and deposited (postage and certification prepaid) in a post office regularly maintained by the United States Government.

        10.    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of any successor or successors of the COMPANY.

        11.    Internal Revenue Code.    All options granted hereunder are granted pursuant to the Internal Revenue Code, as amended, as it is in force and effect at the date of grant.

        12.    Gender.    Any reference herein to the masculine gender shall also include the feminine gender whenever required by the context thereof.

        IN WITNESS WHEREOF, the COMPANY has caused these presents to be executed on its behalf by its President, to be sealed by its corporate seal, and attested by its Secretary, and EMPLOYEE has hereunto set his hand the date and year first above written, which is the time of the granting of the option hereunder.

COMPANY:	EMPLOYEE:
VETERINARY PET SERVICES, INC. a California corporation
By:
Jack L. Stephens, Chief Executive Officer	[1]
Corporate Seal
ATTEST:
By:
Bruce H. Haglund, Secretary

EXHIBIT "A"

VETERINARY PET SERVICES, INC.
1996 INCENTIVE STOCK OPTION PLAN

EXERCISE SCHEDULE

Option Period		Number of Exercisable Option Shares
1.	On or after [date] until [date]
2.	On or after [date] until [date]
3.	On or after [date] until [date]

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  Exhibit 10.8
VETERINARY PET SERVICES, INC. 1996 INCENTIVE STOCK OPTION PLAN AGREEMENT
EXHIBIT "A" VETERINARY PET SERVICES, INC. 1996 INCENTIVE STOCK OPTION PLAN EXERCISE SCHEDULE